certification

J. Robert Lind, President, and Erik Naviloff, Treasurer of Lind Capital Partners Municipal Credit Income Fund (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended July 31, 2022 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                                                                                    Treasurer

Lind Capital Partners Municipal Credit Income Fund                        Lind Capital Partners Municipal Credit Income Fund

/s/ J. Robert Lind                                                                                   /s/ Erik Naviloff

J. Robert Lind/Principal Executive Officer                                           Erik Naviloff/Principal Financial Officer

Date: 10/4/22                                                                                           Date: 10/4/22

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Lind Capital Partners Municipal Credit Income Fund and will be retained by Lind Capital Partners Municipal Credit Income Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.